SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2007
Date of report (Date of earliest event reported)

Rubber Research Elastomerics, Inc
(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-15947	41-0843032
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Main Street N.E. Minneapolis, Minnesota	55421
(Address of Principal Executive Offices)	(Zip Code)

(763) 572-1056
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 1, 2007, Rubber Research Elastomerics, Inc. (the “Company”) issued a convertible demand note (the “Note”) to Riviera Investments, Inc. (“Riviera”) in the principal amount of $300,000. Upon the demand of the holder the note is due and payable in full.  Demand may be made at any time.  The Note bears interest at 12% per annum and interest is payable quarterly in cash.  In lieu of repayment, the holder may elect to convert the unpaid principal and accrued and unpaid interest into shares of 8.5% Convertible Preferred Stock of the Company at a conversion price of $.42 per share.  The Note contains customary events of default.

The Note was issued on October 1, 2007 in connection with the hiring of the Company’s chief executive officer, Dr. Winston Salser, which occurred on September 14, 2007.  The terms of the Note were previously disclosed by the Company in a Current Report on Form 8-K, filed with the Securities Exchange Commission on September 19, 2007, in connection with the Company’s disclosure of the terms of employment for its new chief executive officer.  However, since the Note had not yet been issued, the Note was not filed at that time.

The description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is filed as Exhibit 4.1 to this report and incorporated by reference herein.

  Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is also responsive to Item 2.03 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
	4.1	Convertible Demand Note issued to Riviera Investments, Inc. dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBBER RESEARCH ELASTOMERICS, INC.

Date: December 29, 2008	By:	/s/ Winston Salser
Winston Salser Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description	Page
4.1	Convertible Demand Note issued to Riviera Investments, Inc. dated October 1, 2007	Filed Electronically